Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople, SVP Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces First Quarter 2015 Results

Board Declares Second Quarter 2015 Dividend of $0.22 per Common Share

Key Financial Metrics

•	Total revenues were $194.3 million for the first quarter of 2015, up 10% versus the prior year

•	Net income was $43.3 million, or $0.53 per diluted common share versus $0.07 the prior year

•	Adjusted net income was $50.5 million, or $0.62 per diluted common share versus $0.16 the prior year

•	Adjusted EBITDA was $190.2 for the first quarter, up 12% versus the prior year

•	Cash ROE was 13.5% and net cash interest margin was 9.0%

Highlights

•	Closed or committed to acquire 25 aircraft for $770 million during 2015

•	Raised $500 million of 5.50% senior, unsecured notes maturing in 2022

•	36th consecutive quarterly dividend declared by Aircastle’s Board of Directors

Stamford, CT. May 6, 2015 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported first quarter 2015 net income of $43.3 million, or $0.53 per diluted common share and adjusted net income of $50.5 million, or $0.62 per diluted common share. The first quarter results included total revenues of $194.3 million, an increase of 10%, versus $176.6 million in the first quarter of 2014.

Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated “We’re off to a strong start in 2015 as earnings and cash returns increased. We are finding attractive investments by delivering more unique and value-additive transactions to our customers, and so far this year we closed or committed to close $770 million in acquisitions. We continue to improve our portfolio quality, increased our average lease term to 5.6 years and secured new operators for all of the aircraft we removed from Russia over the past several months. During the first quarter, we further strengthened our funding capacity and flexibility by issuing $500 million of new unsecured notes and enlarging our revolving credit facility to $600 million.”

Note: Non-GAAP items reconciled in the Appendix.

Mr. Wainshal continued, “Market conditions remain solid and, as a consequence, more investors are being drawn to our sector. We are capitalizing on this through our asset sales and capital market initiatives, yet we also remain optimistic about our ability to grow profitably by leveraging our differentiated business approach and our team strengths.”

Financial Results

(in thousands, except share data)	Three Months Ended March 31,
	2014	2015
Total Revenues	$176,603	$194,296
Adjusted EBITDA	$170,013	$190,214
Net income	$5,777	$43,269
Per common share—Diluted	$0.07	$0.53
Adjusted net income	$13,260	$50,457
Per common share—Diluted	$0.16	$0.62

First Quarter Results

Total revenues were $194.3 million, an increase of $17.7 million, or 10%, from the previous year, driven by higher maintenance revenues of $15.0 million. During the first quarter of 2014, we recorded $16.4 million of contra maintenance revenue in connection with engine restoration work completed by a lessee prior to the scheduled return of three aircraft.

Adjusted EBITDA for the first quarter was $190.2 million, up $20.2 million, or 12% from the first quarter of 2014, due primarily to higher maintenance revenues of $15.0 million and higher gains from aircraft sales of $5.1 million.

Adjusted net income for the quarter was $50.5 million, up $37.2 million year over year. The increase was due primarily to higher total revenues of $17.7 million and lower non-cash aircraft impairment charges of $18.3 million.

Aviation Assets

During the first quarter of 2015, we acquired six aircraft for $254 million and are currently committed to acquire an additional 19 aircraft for $515 million. The aircraft acquired during the first quarter had a weighted average age of less than two years and are on long term leases.

Also during the first quarter of 2015, we completed the profitable sale of two aircraft leased to an airline based in India and other flight equipment for a total of $50.5 million.

As of March 31, 2015, Aircastle owned 152 aircraft having a net book value of $5.8 billion. We also manage five aircraft with a net book value of approximately $500 million dollars on behalf of our joint venture with Ontario Teachers’ Pension Plan.

	Owned Aircraft as of March 31, 2014(1)	Owned Aircraft as of March 31, 2015(1)
Total Flight Equipment Held for Lease ($ mils.)	$5,822	$5,817
Unencumbered Flight Equipment Held for Lease ($ mils.)	$3,280	$3,497
Number of Aircraft	164	152
Number of Unencumbered Aircraft	104	99
Passenger Aircraft (% of NBV)	84%	86%
Freighter Aircraft (% of NBV)	16%	14%
Weighted Average Fleet Age (years)(2)	9.1	8.3
Weighted Average Remaining Lease Term (years)(3)	4.8	5.6
Weighted Average Fleet Utilization for the year ended(4)	98.9%	98.7%
Portfolio Yield for the year ended(5)	13.5%	12.6%
Net Cash Interest Margin(6)	9.5%	9.0%

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.
(2)	Weighted average age by net book value.
(3)	Weighted average remaining lease term by net book value.
(4)	Aircraft on-lease days as a percent of total days in period weighted by net book value.
(5)	Lease rental revenue for the period as a percent of the average net book value of flight equipment held for lease for the period; quarterly information is annualized.
(6)	Net Cash Interest Margin = Lease rental yield minus interest on borrowings, net of settlements on interest rate derivatives, and other liabilities / average NBV of flight equipment for the period calculated on a quarterly basis, annualized.

Financing Activity

During the first quarter of 2015, we issued $500 million in unsecured Senior Notes due 2022 bearing a coupon of 5.50% at par, and further increased the size of our unsecured revolving credit facility to $600 million. In doing so, we maintained the weighted average maturity of our debt at 4.4 years, enhanced our financial flexibility and obtained capital to fund recent acquisitions.

Common Dividend

On May 4, 2015, Aircastle’s Board of Directors declared a second quarter 2015 cash dividend on its common shares of $0.22 per share, payable on June 15, 2015 to shareholders of record on May 29, 2015. This is our 36th consecutive dividend.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Wednesday, May 6, 2015 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 337-8198 (from within the U.S. and Canada) or (719) 325-2464 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “8126530”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Friday, June 5, 2015 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “8126530”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2015, Aircastle’s aircraft portfolio consisted of 152 aircraft on lease with 54 customers located in 34 countries.

Safe Harbor

All statements included or incorporated by reference in this Press Release (this “Release”), other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this Release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle’s filings with the SEC and previously disclosed under “Risk Factors” in Item 1 A of Aircastle’s 2014 Annual Report on Form 10-K, and elsewhere in this Release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31, 2014	March 31, 2015
		(Unaudited)
ASSETS
Cash and cash equivalents	$169,656	$329,992
Accounts receivable	3,334	2,386
Restricted cash and cash equivalents	98,884	86,961
Restricted liquidity facility collateral	65,000	65,000
Flight equipment held for lease, net of accumulated depreciation of $1,294,063 and $1,362,647	5,579,718	5,712,950
Net investment in finance leases	106,651	104,377
Unconsolidated equity method investment	46,453	47,842
Other assets	157,317	174,858

Total assets	$6,227,013	$6,524,366

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings	$1,396,454	$1,343,237
Borrowings from unsecured financings	2,400,000	2,700,000
Accounts payable, accrued expenses and other liabilities	140,863	157,175
Lease rentals received in advance	53,216	53,300
Liquidity facility	65,000	65,000
Security deposits	117,689	107,016
Maintenance payments	333,456	345,086

Total liabilities	4,506,678	4,770,814

Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 80,983,249 shares issued and outstanding at December 31, 2014; and 81,181,133 shares issued and outstanding at March 31, 2015	810	812
Additional paid-in capital	1,565,180	1,564,881
Retained earnings	192,805	218,214
Accumulated other comprehensive loss	(38,460)	(30,355)

Total shareholders’ equity	1,720,335	1,753,552

Total liabilities and shareholders’ equity	$6,227,013	$6,524,366

Aircastle Limited and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2015
Revenues:
Lease rental revenue	$174,335	$177,146
Finance lease revenue	3,987	1,607
Amortization of lease premiums, discounts and lease incentives	(6,591)	(3,824)
Maintenance revenue	3,042	18,073

Total lease revenue	174,773	193,002
Other revenue	1,830	1,294

Total revenues	176,603	194,296

Operating expenses:
Depreciation	73,927	74,846
Interest, net	64,263	62,131
Selling, general and administrative (including non-cash share based payment expense of $990 and $1,170 for the three months ended March 31, 2014 and 2015, respectively)	13,944	13,932
Impairment of Aircraft	18,263	—
Maintenance and other costs	1,863	2,943

Total expenses	172,260	153,852

Other income (expense):
Gain on sale of flight equipment	1,110	6,253
Other	757	(6)

Total other income (expense)	1,867	6,247

Income from continuing operations before income taxes	6,210	46,691
Income tax provision	883	4,863
Earnings of unconsolidated equity method investment, net of tax	450	1,441

Net income	$5,777	$43,269

Earnings per common share — Basic:
Net income per share	$0.07	$0.53

Earnings per common share — Diluted:
Net income per share	$0.07	$0.53

Dividends declared per share	$0.200	$0.220

Aircastle Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2015
Cash flows from operating activities:
Net income (loss)	$5,777	$43,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	73,927	74,846
Amortization of deferred financing costs	3,420	3,699
Amortization of net lease discounts and lease incentives	6,591	3,824
Deferred income taxes	1,347	2,110
Non-cash share based payment expense	990	1,170
Cash flow hedges reclassified into earnings	9,327	8,233
Security deposits and maintenance payments included in earnings	(14,786)	(4,481)
Gain on sale of flight equipment	(1,110)	(6,253)
Impairment of aircraft	18,263	—
Other	(2,162)	209
Changes in certain assets and liabilities:
Accounts receivable	(1,496)	948
Other assets	(1,171)	(7,176)
Accounts payable, accrued expenses and other liabilities	2,907	12,874
Lease rentals received in advance	1,167	(344)

Net cash provided by operating activities	102,991	132,928

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(663,038)	(264,271)
Proceeds from sale of flight equipment	28,018	50,525
Aircraft purchase deposits and progress payments	3,280	(1,250)
Collections on finance leases	2,773	2,274
Other	(19)	(372)

Net cash used in investing activities	(628,986)	(213,094)

Cash flows from financing activities:
Issuance of shares net of repurchases	(2,091)	(1,960)
Proceeds from notes and term debt financings	803,200	500,000
Securitization and term debt financing repayments	(287,778)	(253,681)
Deferred financing costs	(14,755)	(8,971)
Restricted liquidity facility collateral	42,000	—
Liquidity facility	(42,000)	—
Restricted cash and cash equivalents related to financing activities	20,310	11,923
Security deposits and maintenance payments received	41,901	33,365
Security deposits and maintenance payments returned	(25,681)	(22,314)
Payments for terminated cash flow hedges	(33,427)	—
Dividends paid	(16,201)	(17,860)

Net cash provided by financing activities	485,478	240,502

Net increase (decrease) in cash and cash equivalents	(40,517)	160,336
Cash and cash equivalents at beginning of period	654,613	169,656

Cash and cash equivalents at end of period	$614,096	$329,992

Aircastle Limited and Subsidiaries

Selected Financial Guidance Elements for the Second Quarter of 2015

($ in millions, except for percentages)

(Unaudited)

Guidance Item	Q2:15[1]
Lease rental revenue	$180 - $184
Finance lease revenue	$1 - $2
Maintenance revenue	$3 - $4
Amortization of net lease discounts and lease incentives	($4) - ($5)
SG&A	$13 - $14
Depreciation	$78 - $80
Interest, net [2]	$62 - $64
Gain on sale	$2 - $10
Full year effective tax rate	11% - 12%

1.	Excludes the impact of lease end part outs.
2.	Includes non-cash hedge loss amortization charges related to the payoff of Term Financing No. 1 and Securitization No. 1 of $4.0 million.

Aircastle Limited and Subsidiaries

Supplemental Financial Information

(Amount in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2015
Revenues	$176,603	$194,296
EBITDA	$151,441	$188,933
Adjusted EBITDA	$170,013	$190,214
Adjusted net income	$13,260	$50,457
Adjusted net income allocable to common shares	$13,178	$50,136
Per common share—Basic	$0.16	$0.62
Per common share—Diluted	$0.16	$0.62
Basic common shares outstanding	80,387	80,564
Diluted common shares outstanding	80,387	80,564

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2015
Net income	$5,777	$43,269
Depreciation	73,927	74,846
Amortization of net lease discounts and lease incentives	6,591	3,824
Interest, net	64,263	62,131
Income tax provision	883	4,863

EBITDA	$151,441	$188,933
Adjustments:
Impairment of aircraft	18,263	—
Non-cash share based payment expense	990	1,170
(Gain) loss on mark to market of interest rate derivative contracts	(681)	111

Adjusted EBITDA	$170,013	$190,214

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-US GAAP measure is helpful in identifying trends in our performance.

This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.

EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the board of directors to review the consolidated financial performance of our business.

We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Income Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2015
Net income	$5,777	$43,269
Ineffective portion and termination of hedges(1)	53	—
(Gain) loss on mark to market of interest rate derivative contracts(2)	(681)	111
Non-cash share based payment expense(3)	990	1,170
Term Financing No. 1 hedge loss amortization charges(1)	4,104	3,126
Securitization No. 1 hedge loss amortization charges (1)	3,017	2,781

Adjusted net income	$13,260	$50,457

(1)	Included in Interest, net.
(2)	Included in Other income (expense).
(3)	Included in Selling, general and administrative expenses.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Cash Return on Equity Calculation

(Dollars in thousands)

(Unaudited)

	CFFO	Finance Lease Collections	Gain (Loss) on Sale of Eqt.	Deprec.	Dividends from JV	Cash Earnings	Average Shareholders’ Equity	12 Month Cash ROE
2008	$333,626		$6,525	$201,759		$138,392	$1,242,635	11.1%
2009	$327,641		$1,162	$209,481		$119,322	$1,205,284	9.9%
2010	$356,530		$7,084	$220,476		$143,138	$1,300,953	11.0%
2011	$359,377		$39,092	$242,103		$156,366	$1,370,513	11.4%
2012	$427,277	$3,852	$5,747	$269,920		$166,956	$1,425,658	11.7%
2013	$424,037	$9,508	$37,220	$284,924		$185,841	$1,513,156	12.3%
2014	$458,786	$10,312	$23,146	$299,365	$667	$193,546	$1,661,228	11.7%
LTM	$488,723	$9,813	$28,289	$300,284	$279	$226,820	$1,682,857	13.5%

Note: LTM Average Shareholders’ Equity is the average of the most recent five quarters period end Shareholders’ Equity. Management believes that the cash return on equity metric (Cash ROE) when viewed in conjunction with the Company’s results under US GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting impacts related to non-cash revenue and expense items and interest rate derivative accounting, while recognizing the depreciating nature of our assets.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Cash Interest Margin Calculation

(Dollars in thousands)

(Unaudited)

	Average NBV of Flight Equipment	Quarterly Lease Rental Revenue	Cash Interest[1]	Annualized Net Cash Interest Margin
Q1:11	$4,041,967	$141,116	$41,278	9.9%
Q2:11	$4,143,446	$143,356	$43,217	9.7%
Q3:11	$4,222,512	$145,890	$42,066	9.8%
Q4:11	$4,374,921	$149,848	$43,041	9.8%
Q1:12	$4,388,008	$152,242	$44,969	9.8%
Q2:12	$4,516,973	$153,624	$48,798	9.3%
Q3:12	$4,602,185	$159,546	$41,373	10.3%
Q4:12	$4,605,783	$158,090	$43,461	10.0%
Q1:13	$4,619,204	$156,590	$48,591	9.4%
Q2:13	$4,711,790	$157,918	$47,869	9.3%
Q3:13	$4,717,877	$161,148	$47,682	9.6%
Q4:13	$4,972,040	$169,274	$49,080	9.7%
Q1:14	$5,168,851	$174,335	$51,685	9.5%
Q2:14	$5,582,359	$183,231	$48,173	9.7%
Q3:14	$5,412,299	$178,886	$44,820	9.9%
Q4:14	$5,373,733	$178,202	$44,459	10.0%
Q1:15	$5,637,513	$177,146	$50,235	9.0%

1.	Excludes loan termination payments of $3.2 million and $3.0 million in the second quarter of 2011 and 2013 respectively.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2015
	Shares	Percent(2)
Weighted-average shares:
Common shares outstanding – Basic	80,564	99.36%
Unvested restricted common shares	515	0.64%

Total weighted-average shares outstanding	81,080	100.00%

Net income allocation
Net income	$43,269	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(275)	(0.64%)

Earnings available to common shares	$42,994	99.36%

Adjusted net income allocation
Adjusted net income	$50,457	100.00%
Amounts allocated to unvested restricted shares	(321)	(0.64%)

Amounts allocated to common shares	$50,136	99.36%

(1)	For the three months ended March 31, 2015 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2014
	Shares	Percent(2)
Weighted-average shares:
Common shares outstanding – Basic	80,387	99.38%
Unvested restricted common shares	501	0.62%

Total weighted-average shares outstanding	80,888	100.00%

Net income allocation
Net income	$5,777	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(36)	(0.62%)

Earnings available to common shares	$5,741	99.38%

Adjusted net income allocation
Adjusted net income	$13,260	100.00%
Amounts allocated to unvested restricted shares	(82)	(0.62%)

Amounts allocated to common shares	$13,178	99.38%

(1)	For the three months ended March 31, 2014 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.